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                                                                   EXHIBIT 10.66

                             MODIFICATION AGREEMENT
                    (FIRST AMENDMENT TO OPERATIVE DOCUMENTS)

     This MODIFICATION AGREEMENT (this "AGREEMENT") is made as of April 19, 2000, by BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), BANQUE NATIONALE DE PARIS ("AGENT") and NETWORK APPLIANCE, INC., a California corporation ("NAI")

                                 R E C I T A L S

     A. BNPLC and NAI executed a Lease Agreement (Phase V- Improvements) (the "IMPROVEMENTS LEASE") and a Lease Agreement (Phase V- Land) (the "LAND LEASE"), each dated March 1, 2000 (collectively, the "LEASES").

     B. BNPLC, Agent and NAI desire to modify certain provisions of certain Operative Documents as provided below.

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Leases.

2.   Modifications. The Operative Documents are hereby modified as follows:

     a. Modifications to Closing Certificate. Section 1(C) of the Closing Certificate is amended and restated as follows:

          "(C) Title Insurance. Without limiting NAI's obligations under the preceding subparagraph, contemporaneously with the execution of this Agreement NAI shall provide to BNPLC a title insurance policy (or binder committing the applicable title insurer to issue a title insurance policy, without the payment of further premiums) in the amount of no less than $55,000,000, in form and substance satisfactory to BNPLC, written by one or more title insurance companies satisfactory to BNPLC and insuring BNPLC's fee estate in the Land and Improvements."

     b. Modifications to Common Definitions and Provisions Agreement (Phase V-Improvements). The definition of "Maximum Construction Allowance" is amended and restated as follows:

          "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $55,000,000, less the sum of the Initial Funding Advance under and defined in the Other Common Definitions and Provisions Agreement and the Initial Funding Advance under and as defined in this Agreement.

     c.   Modification to Participation Agreement.

          i. The reference to "$51,000,000" on the cover page of the Participation Agreement is amended and restated to refer to "$55,000,000".

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          ii.  The first sentence of Section 3.2.2 is amended and restated as follows:

               "Before 12:00 noon, San Francisco time, on the third Business Day prior to any date on which BNPLC expects to make a payment of a Construction Advance to NAI under the Construction Management Agreement or of costs or expenditures considered as Construction Advances pursuant to subparagraph 6(e) of the Phase V Improvements Lease, BNPLC shall notify the Participants of the amount of such payment, and each Participant shall pay to BNPLC such Participant's Percentage times such amount prior to 12:00 noon, San Francisco time, on such date."

          iii. Section 3.2.3 is amended and restated as follows:

               "LIMITATION ON ADVANCES BY PARTICIPANT. Notwithstanding anything herein to the contrary or any adjustment to any Participant's Percentage pursuant to Section 4.1, the total of all payments required of any Participant to BNPLC by this Section 3.2 (excluding interest on past due payments required by Section 3.2.2) because of any Construction Advances made to NAI under the Construction Management Agreement (in contrast to costs or expenditures considered as Construction Advances pursuant to subparagraph 6(e) of the Phase V Improvements Lease after a Landlord's Election to Continue Construction, as provided below) shall not exceed the amount that would cause such Participant's Participation Amount to exceed the Participation Amount specified for such Participant in Schedule 1.

               In the event of a Landlord's Election to Continue Construction under subparagraph 6(e) of the Phase V Improvements Lease, no Participant shall be required to make any payments to BNPLC relating to costs incurred by BNPLC to continue or complete the Construction Project in excess of its total Participation Amount specified for such Participant in Schedule 1, unless such Participant has approved of the same in writing to BNPLC."

3. Ratification. Each of the Operative Documents, as amended by this Agreement, are hereby ratified and confirmed in all respects.

4. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

5. Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted under the Operative Documents, their respective assigns.

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6.   Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many identical counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts, taken together, shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.   Recitals. The recitals contained herein are incorporated by this reference.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       BNP LEASING CORPORATION,
                                       a Delaware corporation


                                       By:
                                          -----------------------------------
                                       Lloyd G. Cox, Vice President


                                       BANQUE NATIONALE DE PARIS

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------


                                       NETWORK APPLIANCE, INC., a California
                                       corporation

                                       By:
                                          -----------------------------------

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